Exhibit 99.1

Spansion Inc. Announces First Quarter 2009 Results

SUNNYVALE, Calif., May 13, 2009 /PRNewswire-FirstCall/ — Spansion Inc., the world’s largest pure-play provider of Flash memory solutions, today announced financial results for its fiscal quarter ended March 29, 2009.

(Logo: http://www.newscom.com/cgi-bin/prnh/20060118/SFW077LOGO)

Spansion Japan Limited, a subsidiary of Spansion Inc., commenced corporate reorganization proceedings in Japan on March 3, 2009. As a result, Spansion Inc. is no longer able to consolidate the financial results of Spansion Japan Limited in accordance with U.S. GAAP. However, Spansion Japan Limited remains fully dependent on Spansion Inc. as its sole source of funding, its sole foundry customer, and its sole distribution agent. In addition, Spansion Japan Limited and Spansion Inc. continue to operate, as they did prior to the commencement of the reorganization proceedings, on a collaborative basis. Therefore, in the accompanying tables, Spansion Inc. is presenting certain non-GAAP financial information reflecting the consolidation of Spansion Japan Limited, because management believes their collective financial results are relevant to investor, creditor, and other stakeholder understanding of the company’s business, particularly during the reorganization process.

Net Sales

Non-GAAP net sales for the first quarter of 2009 were $401 million, down 14% from the prior quarter, largely in line with seasonal trends. Non-GAAP net sales were down 30% compared to the first quarter of 2008, primarily due to decreased global demand for Flash memory as a result of the continued deterioration of the macroeconomic environment. On a GAAP-basis, Spansion Inc. net sales for the first quarter of 2009 were $400 million.

In the first quarter of 2009, the company’s Consumer, Set-top Box and Industrial Division (CSID), which focuses on the embedded solutions market, generated non-GAAP net sales of $224 million, a decrease of 8% compared to the prior quarter and 18% from Q1 of 2008. Non-GAAP net sales for the Wireless Solutions Division (WSD), which focuses on the wireless handset market, were $174 million, a decrease of 21% compared to the prior quarter and 41% from the first quarter of 2008. Spansion Inc. GAAP net sales for CSID were $222 million, and $174 million for WSD in the first quarter of 2009.

Gross Margin

Non-GAAP gross margin was 6% in the first quarter of 2009, down from approximately 17% in the first quarter of 2008 due to the underutilization of Spansion’s manufacturing facilities during the early part of the first quarter of 2009. GAAP gross margin for Spansion Inc. was (2%) in the first quarter of 2009.

The company experienced a relatively stable pricing environment in Q1 of 2009.

Operating Expenses

During the first quarter of 2009, management continued its aggressive cost reductions as part of its restructuring efforts. Total operating expenses on a non-GAAP basis were $112 million in the first quarter of 2009 and included $13 million of restructuring charges, down approximately 43% from the first quarter of 2008. The company believes that its cost reduction efforts have further reduced its operating expense run rate by approximately 15% since the end of its first quarter of 2009. GAAP operating expenses for Spansion Inc. in the first quarter 2009 were $106 million and included $13 million of restructuring charges.

In addition to operating expense reductions, the company reduced non-GAAP capital expenditures to $7 million in the first quarter of 2009, down from $177 million in the first quarter of 2008. Capital expenditures on a GAAP basis in the first quarter of 2009 were $4 million.

Net Loss

Non-GAAP net loss in the first quarter of 2009 was $112 million compared to a net loss of $120 million in the first quarter of 2008. The non-GAAP net loss in the first quarter 2009 was primarily driven by $104 million in underutilization costs, due mostly to the temporary shutdown of facilities in the first half of the quarter, and $21 million in restructuring and bankruptcy-related charges. In the first quarter of 2009, net loss on a GAAP basis for Spansion Inc. was $89 million.

Cash

Spansion’s consolidated operations ended the first quarter with approximately $124 million in cash, on a non-GAAP basis. On a GAAP basis, Spansion Inc. ended the first quarter of 2009 with cash of approximately $95 million. Since the close of the first quarter of 2009, cash collections from customers have outpaced cash disbursements. As a result, non-GAAP total cash on hand as of May 3, 2009 was approximately $208 million, of which approximately $132 million was held by Spansion LLC, the U.S. operating subsidiary of Spansion Inc. GAAP cash on hand as of May 3, 2009 was $141 million. Spansion believes it has adequate liquidity for ongoing normal operations throughout the reorganization process.

“Q1 was a pivotal quarter for Spansion. We took definitive actions to cut our operating expenses, restructure our balance sheet, and refocus the company,” said John Kispert, CEO of Spansion. “Our cost structure is improving and with our long-term focus on embedded solutions and licensing, we are driving towards an operating model with improved gross margins and operating cash flows.”

Additional information regarding the company’s full year 2008 financial results is available in the company’s Form 10-K filed with the SEC. Additional information regarding the company’s first quarter of 2009 financial results will be available in the company’s Form 10-Q when it is filed with the SEC.

About Spansion

Spansion (Pink Sheets: SPSNQ) is a leading Flash memory solutions provider, dedicated to enabling, storing and protecting digital content in wireless, automotive, networking and consumer electronics applications. Spansion, previously a joint venture of AMD and Fujitsu, is the largest company in the world dedicated exclusively to designing, developing, manufacturing, marketing, selling and licensing Flash memory solutions. For more information, visit http://www.spansion.com.

Spansion® , the Spansion logo, MirrorBit®, MirrorBit® Eclipse™, ORNAND™, ORNAND2™, HD-SIM™, Spansion® EcoRAM™ and combinations thereof, are trademarks of Spansion LLC in the United States and other countries. Other names used are for informational purposes only and may be trademarks of their respective owners.

Cautionary Statement:

This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those statements. The risks and uncertainties include statements related to the success of cost reductions, the presence of adequate liquidity, the completion of the Chapter 11 restructuring process, the ability to reach a sustainable business model and the ability survive as a stand-alone entity. The risks and uncertainties related to working capital include the fact that the company has cash in various geographical locations and all or part of the total worldwide cash may not be available in either the U.S. or for working capital as a result of the limitation inherent in the Chapter 11 proceedings in the U.S. or the corporate reorganization proceeding in Japan or as a result of various restrictions in certain geographies as to the ability to remit funds back to the parent company. The risks and uncertainties related to Chapter 11 filings include: any negative impacts on Spansion’s business, results of operations, financial position or cash management arrangements; the inability to freely deploy its cash resources throughout the company; the negative impact on relationships with employees, customers, suppliers and contract manufacturers and other stakeholders; the failure of Spansion to obtain initial court orders substantially on the terms applied for; the adequacy of Spansion’s cash on hand to fund its ongoing operations or ability to arrange for sufficient DIP financing during the bankruptcy proceeding; actions or orders taken by the U.S. Bankruptcy Court that may impact Spansion operations; the failure of Spansion to obtain the requisite approvals of affected creditors or the courts for any restructuring plan, or to successfully implement such a plan or obtain sufficient exit financing, if required, within the time granted by any court, leading to the likely liquidation of Spansion’s assets; that Spansion’s common stock could have no value in and following the approval of a restructuring plan and could be cancelled. In addition, risks and uncertainties relating to the company’s ability to restructure successfully include Spansion and Spansion Japan Limited’s ability to continue their operations while in their respective Chapter 11 or corporate reorganization proceedings, respectively; the ability to capture anticipated cost savings related to the previously- announced reduction in force and other measures taken by the company; and the implementation and success of Spansion’s plan to narrow its focus on the embedded solutions market. In addition, the instability of the global economy and tight credit markets could continue to adversely impact Spansion’s business in several respects, including adversely impacting credit quality and insolvency risk of the company and its customers and business partners, including suppliers and distributors; bookings; and reductions and deferrals of demand for Spansion products. The company urges investors to review in detail the risks and uncertainties discussed in the company’s Securities and Exchange Commission filings, including but not limited to the company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2008. Unless otherwise required by applicable laws, the company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Spansion Inc.

(Debtor-in-Possession as of March 1, 2009)

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands)

	March 29 2009	December 28 2008*
Assets
Current assets:
Cash and cash equivalents	$95,328	$116,387
Accounts receivable, net	186,820	249,357
Inventories	179,820	379,157
Deferred income taxes	3,213	3,213
Prepaid expenses and other current assets	40,833	35,225

Total current assets	506,014	783,339
Property, plant and equipment, net	453,759	795,030
Acquisition related intangible assets, net	1,559	1,646
Auction rate securities	104,848	94,014
Other assets (**)	83,550	99,843

Total Assets	$1,149,730	$1,773,872

Liabilities and Stockholders’ Deficit
Current liabilities:
Note payable to banks under revolving loans	$—	$105,687
Short term note	79,197	—
Accounts payable and accrued liabilities	96,204	634,471
Accrued compensation and benefits	14,360	60,412
Income taxes payable	1,833	3,972
Deferred income on shipments to distributors	28,041	35,285
Current portion of long-term debt and capital lease obligations	—	1,226,090

Total current liabilities	219,635	2,065,917
Deferred income taxes	3,267	3,267
Long-term debt and capital lease obligations (**)	—	111,005
Other long-term liabilities	6,889	44,330
Liabilities subject to compromise	1,359,622	—

Total liabilities	1,589,413	2,224,519
Stockholders’ deficit (**)	(439,683)	(450,647)

Total Liabilities and Stockholders’ Deficit	$1,149,730	$1,773,872

*	Derived from the December 28, 2008 audited financial statements of Spansion Inc.

**	Balances as of December 28, 2008 as adjusted to give effect to the retrospective application of FSP APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement).”

Spansion Inc.

(Debtor-in-Possession as of March 1, 2009)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share amounts)

	Quarter Ended
	March 29 2009	March 30 2008
Net sales	$399,746	$570,272
Cost of sales	409,043	475,810

Gross profit/(loss)	(9,297)	94,462
Research and development	45,829	120,321
Sales, general and administrative	47,225	64,764
Acquisition related in-process research and development	—	10,800
Restructuring charges (*)	13,304	—

Operating loss before reorganization items	(115,655)	(101,423)
Gain on deconsolidation of subsidiary	55,171	—
Interest and other income (expense), net	247	3,379
Interest expense (**)	(21,572)	(22,814)

Loss before reorganization items and income taxes	(81,809)	(120,858)
Reorganization items	(7,241)	—

Loss before income taxes	(89,050)	(120,858)
Provision (benefit) for income taxes	168	(564)
Net loss	$(89,218)	$(120,294)
Net loss per share
Basic and diluted (***)	$(0.55)	$(0.87)
Shares used in per share calculation
- Basic and diluted (***)	161,283	138,765

*	Includes $8,569 for involuntary terminations of manufacturing employees in the quarter ended March 29, 2009.

**	Quarter ended March 30, 2008 as adjusted to give effect to the retrospective application of FSP APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement).”

***	Shares used in per share calculation is computed based on the weighted-average number of common shares outstanding during the period. The shares used in net loss per share calculation for the quarters ended March 29, 2009 and March 30, 2008 included 22,729 and 3,347 of weighted-average common shares related to the acquisition of Saifun Semiconductors Ltd., respectively.

Spansion Inc.

(Debtor-in-Possession as of March 1, 2009)

Reconciliation of GAAP measures to Non-GAAP

(In thousands)

	Quarter Ended
	March 29 2009 (GAAP)	March 29 2009 (Non-GAAP)	Difference*
Net sales	$399,746	$401,487	$(1,741)
Gross margin	-2%	6%	-8%
Total operating expenses	$106,358	$112,144	$(5,786)
Net loss	$(89,218)	$(111,995)	$22,777

*	Differences between the GAAP and Non-GAAP numbers represent the impact of deconsolidating the operating results of the Company’s Japanese subsidiary beginning on March 3, 2009.

Spansion Inc.

(Debtor-in-Possession as of March 1, 2009)

Reconciliation of GAAP measures to Non-GAAP

(In thousands)

	March 29 2009 GAAP	March 29 2009 Non-GAAP		Difference
Cash and cash equivalents	$95,328	$123,866	*	$(28,538)

*	Differences between the GAAP and Non-GAAP numbers represent the impact of the deconsolidation of the Company’s Japanese subsidiary beginning on March 3, 2009

Spansion Inc.

(Debtor-in-Possession as of March 1, 2009)

Reconciliation of GAAP measures to Non-GAAP

(In millions)

	Quarter Ended
	March 29 2009 GAAP	March 29 2009 Non-GAAP	Difference*
Purchases of property, plant and equipment	$4	$7	$(3)
Consumer, Set-top Box and Industrial Division (CSID)	$222	$224	$(2)

*	Differences between the GAAP and Non-GAAP numbers represent the impact of deconsolidation of the Company’s Japanese subsidiary beginning on March 3, 2009

CONTACT: Press, Courtney Brigham, +1-408-616-5056, or Investor, Ken Tinsley, +1-408-616-7837, both of Spansion Inc.